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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the inclusion and incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-102397 of Sharper Image Corporation on Form S-3 of our report dated March 28, 2003, on the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note L to the financial statements), incorporated by reference in the Annual Report on Form 10-K, and of our report on the financial statement schedule, dated March 28, 2003, appearing in the Annual Report on Form 10-K of Sharper Image Corporation and to the use of our report on the financial statements appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
San Francisco, California
April 30, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT